UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A INFORMATION

________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Hyliion Holdings Corp.

______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1202 BMC Drive
Cedar Park, Texas 78613

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Hyliion Holdings Corp. on Tuesday, May 10, 2022 at 1:30 p.m. Central Time. We are pleased to utilize a virtual format for our Annual Meeting again this year. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting https://www.cstproxy.com/hyliion/2022. Our Annual Meeting will only be accessible online as discussed in greater detail in the Proxy Statement. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

As described in the accompanying Notice and Proxy Statement, at the Annual Meeting you will be asked to (1) elect the four directors named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified; (2) ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ended December 31, 2022; (3) approve, on a non-binding advisory basis, our named executive officers’ compensation; and (4) hold a non-binding advisory vote on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers.

We look forward to you joining us at the virtual Annual Meeting. Thank you for your continued support.

Sincerely,

Ed Olkkola	Thomas Healy
Board Chair	Founder & CEO, Director

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

1:30 p.m. Central Time

Tuesday, May 10, 2022

Virtual Meeting Site: https://www.cstproxy.com/hyliion/2022

Dear Stockholder:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Hyliion Holdings Corp., a Delaware corporation (the “Company”) will be held on Tuesday, May 10, 2022 at 1:30 p.m. Central Time at https://www.cstproxy.com/hyliion/2022. Our Annual Meeting will only be accessible online as discussed in greater detail in the Proxy Statement.

Items of Business	Our Board of Directors Recommends that You Vote
To elect the four directors named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified	FOR the election of each director nominee
To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ended December 31, 2022	FOR the ratification of the appointment
To approve, on a non-binding advisory basis, compensation for the Company’s named executive officers, as disclosed in the Proxy Statement	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers
To hold a non-binding advisory vote on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers; and	FOR submitting the advisory vote on compensation of the Company’s named executive officers on an annual basis
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof	The Board of Directors is not aware of any other business to be brought at the Annual Meeting

The Board of Directors has fixed March 18, 2022 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. Our proxy materials are first being made available to our stockholders beginning on March 25, 2022.

By Order of the Board of Directors,

Jose Oxholm
Vice President, General Counsel and Chief Compliance Officer

Important Notice Regarding the Availability Of Proxy Materials for the Hyliion 2022 Annual
Meeting to be Held on May 10, 2022.

This Notice, Proxy Statement and our 2021 Annual Report are available at
https://www.cstproxy.com/hyliion/2022

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PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS OF
HYLIION HOLDINGS CORP.

ANNUAL MEETING INFORMATION

General

The enclosed proxy is solicited by the Board of Directors of Hyliion Holdings Corp. (“Hyliion” or the “Company”) for the Annual Meeting of Stockholders to be held on Tuesday, May 10, 2022 at 1:30 p.m., Central Time, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year so our stockholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Annual Meeting for all of our stockholders and reducing the carbon footprint of our activities.

Stockholders may view a live webcast of the Annual Meeting at https://www.cstproxy.com/hyliion/2022 and may submit questions during the Annual Meeting as discussed in greater detail below. Our principal offices are located at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613. This Proxy Statement is first being made available to our stockholders beginning on March 25, 2022.

Outstanding Securities and Quorum

Only holders of record of our common stock, par value $0.0001 per share, at the close of business on March 18, 2022, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 173,629,615 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. There is no cumulative voting. A majority of the outstanding shares of common stock entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to some of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We are also providing the option for stockholders to elect to receive our proxy materials via e-mail in the future, and if you make this election, you will receive access to those materials electronically unless you elect otherwise. We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Proxy Voting

Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein, “FOR” the ratification of the appointment of our independent auditors, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and “FOR” “ONE YEAR” with respect to the proposal of the frequency of future advisory votes on the compensation of the Company’s named executive officers. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. We believe that each of these voting methods is available 24 hours per day, seven days per week, but you should review your proxy card or voting instruction form for details regarding casting your vote.

We encourage you to cast your vote by one of the following methods:

•        You can use the Internet to vote your proxy at www.cstproxyvote.com. Have your proxy card or voting instruction form available when you access the website. Follow the prompts to vote your shares.

•        You can vote at the Annual Meeting by using your 12-digit control number to vote electronically.

•        You can mark, sign and date your proxy card or voting instruction form and return it in advance of the meeting.

Holders of Record.    The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Continental Stock Transfer & Trust Company, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting, as described in greater detail below. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.

Shares Held in Street Name.    If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You generally may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also generally may participate in and vote during the Annual Meeting, as described in greater detail below. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf only with respect to the ratification of the appointment of Grant Thornton as our independent auditors for the fiscal year ended December 31, 2022, and cannot vote your shares on any other matters being considered at the meeting.

Attending and Voting Online

If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting, but you may view the Annual Meeting webcast. Stockholders may participate in the Annual Meeting by visiting https://www.cstproxy.com/hyliion/2022; interested persons who were not stockholders as of the close of business on March 18, 2022 may view, but not participate, in the Annual Meeting. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to https://www.cstproxy.com/hyliion/2022 and vote in advance of the Annual Meeting.

Holders of Record.    To attend online and participate in the Annual Meeting, stockholders of record will need to use their control number on their Notice of Internet Availability or proxy card to log in to https://www.cstproxy.com/hyliion/2022.

Shares Held in Street Name.    If you are a beneficial stockholder and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the https://www.cstproxy.com/hyliion/2022 website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, beneficial stockholders who do not have a control number or access code should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “control number” in order to be able to attend, participate in or vote at the Annual Meeting.

Participation in the Annual Meeting

This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our stockholders can participate from any geographic location with Internet connectivity. We believe this is an important step to enhancing accessibility to our Annual Meeting for all of our stockholders and reducing the carbon footprint of our activities. We discuss how you can participate in the meeting and vote your shares above. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 18, 2022, the record date, or hold a valid proxy for the meeting.

Asking Questions.    Stockholders have multiple opportunities to submit questions to the Company for the Annual Meeting. Stockholders who wish to submit a question in advance may do so at https://www.cstproxy.com/hyliion/2022. Stockholders also may submit questions live during the meeting. Based on the time allotted during the meeting we will answer relevant and appropriate questions as they come in. If the meeting ends, we will answer them on an individual basis. We also will post a replay of the Annual Meeting on our investor relations website, which will be available following the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website or during the seven days prior to the meeting at https://www.cstproxy.com/hyliion/2022.

Technical Support.    We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 1:15 p.m. Central Time. If you have difficulties during the check-in time or during the Annual Meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call 917-262-2373. We will have technicians available to assist you.

Voting Standard

Nominees for director are elected to the Board by a plurality standard. Practically speaking, this means that the directors who receive the highest number of votes are elected to the available seats. Because there are four seats for which four directors have been nominated, each of the four nominees will be elected. However, if the votes cast for any nominee do not exceed the votes withheld from the nominee, the Board will consider that in assessing the Board’s composition going forward and in considering whether to renominate a particular individual in the future. Abstentions and “broker nonvotes” will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then have the authority to vote those shares on the stockholder’s behalf.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for future advisory votes on compensation of the Company’s named executive officers, although the results of such advisory vote are non-binding.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of common stock present in person, including by remote communication as applicable, or represented by proxy and entitled to vote on the matter is required to approve the matter. For these matters, cast abstentions are counted as a vote “against” the matter. Broker nonvotes, if any, will have no effect on the outcome of these matters. We do not expect there to be any broker nonvotes for the ratification of the appointment of our independent auditors since brokers have discretion to cast votes on that matter.

Revocation

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet, mobile device, or telephone or by returning a proxy card) bearing a later date or by participating in and voting during the Annual Meeting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.

ITEM 1 — ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors currently constituting the Board at ten. Our Board is currently staggered, which means that only one class is up for election in any given year. At the Annual Meeting, our Class II directors, Andrew Card, Jr., Jeffrey Craig, Howard Jenkins and Stephen Pang, who currently serve as directors on the Board, are up for election. Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposes that Sec. Card and Messrs. Craig, Jenkins, and Pang be elected at the Annual Meeting, each of whom will hold office until the 2025 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Each of Sec. Card and Messrs. Craig, Jenkins, and Pang currently serve on the Board. Biographical information about each of the nominees and a discussion of the qualifications, attributes and skills of each nominee is contained in the following section.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Sec. Card and Messrs. Craig, Jenkins, and Pang. Each of Sec. Card and Messrs. Craig, Jenkins, and Pang has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy, or the Board may reduce the size of the Board. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

The Board of Directors recommends a vote “FOR” the election of Sec. Card and
Messrs. Craig, Jenkins, and Pang.

CORPORATE GOVERNANCE: THE BOARD AND MANAGEMENT

Corporate Governance Developments

In 2021, we continued to evolve our corporate governance practices toward best practices that benefit the Company and its strategic interests. Importantly, we created a lead independent director position and appointed Mr. Knight to that role. Mr. Knight meets all required independence tests for the SEC and the NYSE and is an experienced executive in the transportation and logistics space. Mr. Knight chairs the executive sessions and, together with Board Chair Mr. Olkkola, provides the Board with leadership during its regularly scheduled meetings. We also created a Technology Committee in 2021 to assist the Board in its oversight of the Company’s product development and technology roadmaps. The Technology Committee is chaired by Ms. Gustanski, former senior vice president and chief technology officer for Delphi Technologies, and has provided insight and input to the management team regarding technology strategy and vision for the Company, including with respect to strategic partnerships. Finally, we expanded our Board to include Sec. Chao and Ms. Gustanski in 2021. These diverse directors bring sought after industry expertise, organizational management credentials, and technology backgrounds to the Board, and we are pleased to have them join us.

Board Leadership

The roles of Board Chair and Chief Executive Officer are currently separated. In addition, as discussed above, we also have a Lead Independent Director. Although the Board believes that there are advantages to having an independent Board Chair, the Board has no policy regarding the separation of the roles of Chair and Chief Executive Officer, and considers the duties of these roles, and whether they should be combined or separated, during succession planning. In the event the Board elects as its Chair a director who is not independent, the Board shall also designate a lead director who is independent.

Directors

Our directors and their ages as of March 18, 2022 are as follows:

Name	Age	Position
Employee Directors
Thomas Healy(4)	29	Chief Executive Officer and Director
Non-Employee Directors
Andrew Card, Jr.(1)	74	Director
Elaine Chao(3)(4)	68	Director
Jeffrey Craig(1)(3*)	61	Director
Vincent Cubbage(2*)(3)	57	Director
Mary Gustanski(2)(4*)	59	Director
Howard Jenkins(2)	71	Director
Robert Knight, Jr.(1*)(5)	64	Lead Independent Director
Edward Olkkola(4)	62	Chair of the Board of Directors
Stephen Pang(1)	40	Director

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member of the Nominating and Corporate Governance Committee

(4)      Member of the Technology Committee

(5)      Audit Committee Financial Expert

*        Committee Chair

Andrew Card, Jr.    Secretary Card has served as a director of the Board since October 2020. Sec. Card served as Chairman of National Endowment for Democracy, a nonprofit foundation, from January 2018 to January 2021. From 2015 until 2016, Sec. Card served as President of Franklin Pierce University, and also previously served as the Executive Director of the Office of the Provost and Vice President for Academic Affairs at Texas A&M University. Prior to that, Sec. Card served as Chief of Staff to President George W. Bush, the 11th Secretary of Transportation under President H.W. Bush and Deputy Assistant to the President and Director of Intergovernmental Affairs for

President Ronald Reagan. Additionally, Sec. Card previously served as Vice President-Government Relations for General Motors Corporation, and as the President and Chief Executive Officer of the American Automobile Manufacturers Association. Sec. Card has served as a director of Union Pacific Corporation (NYSE: UNP), a transportation company that primarily operates one of the largest railroads in North America, since July 2006, Draganfly Inc. (OTCMKTS: DFLYF), a manufacturer of unmanned aerial vehicles, since November 2019 and Lorillard Inc., a tobacco company, from July 2011 to June 2015. Sec. Card is a graduate of the University of South Carolina with a B.S. in Engineering. He also attended the U.S. Merchant Marine Academy and the John F. Kennedy School of Government at Harvard University. Sec. Card served in the U.S. Navy from 1965 to 1967.

Elaine Chao.    Secretary Chao has served as a director of the Board since August 2021. Sec. Chao served as U.S. Secretary of Transportation from 2017 to 2021 and U.S. Secretary of Labor from 2001 to 2009. She is the first Asian American & Pacific Islander woman to be appointed to a President’s cabinet in history and the longest serving cabinet member since World War II. Prior to becoming U.S. Secretary of Labor, Sec. Chao was President and Chief Executive Officer of United Way of America, Director of the Peace Corps, Deputy Secretary of the U. S. Department of Transportation, and Chairman of the Federal Maritime Commission. She was a banker with Citibank and Vice President of Syndications at BankAmerica Capital Markets Group. She has served on the boards of many Fortune 500 companies while out of government. She currently serves on the boards of Kroger (NYSE: KR) and a number of technology companies in the mobility sector. The recipient of 37 honorary degrees, Sec. Chao holds an undergraduate degree in economics from Mount Holyoke College and an M.B.A. from Harvard Business School.

Jeffrey Craig.    Mr. Craig has served as a director of the Board since January 2022. Mr. Craig served as Executive Chairman of the Board of Meritor, Inc. (NYSE: MTOR) (“Meritor”) until December 31, 2021 and Chief Executive Officer and President of Meritor from April 2015 to February 28, 2021. He previously served Meritor as President and Chief Operating Officer from June 2014 to March 2015; Senior Vice President and President, Commercial Truck and Industrial from February 2013 to May 2014; Senior Vice President and Chief Financial Officer from February 2009 to January 2013; Acting Controller from May 2008 to January 2009; Senior Vice President and Controller from May 2007 to April 2008; and Vice President and Controller from May 2006 to April 2007. Prior to joining Meritor, Mr. Craig served as President and Chief Executive Officer of General Motors Acceptance Corp. (“GMAC”) Commercial Finance (commercial lending service) from 2001 to April 2006. Prior to that, he served as President and Chief Executive Officer of GMAC’s Business Credit division from 1999 to 2001. He joined GMAC as a general auditor in 1997 from Deloitte & Touche, where he served as an audit Partner. Mr. Craig has been a director of Arcosa, Inc. (NYSE: ACA) (manufacturer of infrastructure-related products) since September 2018, where he serves as a member of the audit committee. Mr. Craig holds a bachelor’s degree in Accounting from Michigan State University and an M.B.A. from Duke University.

Vincent Cubbage.    Mr. Cubbage served as Tortoise Acquisition Corp.’s (“TortoiseCorp”) Chief Executive Officer, President and Director from November 2018 to September 2020, as Chairman of the Tortoise Acquisition Corp. Board of Directors since the completion of its initial public offering in March 2019, and has continued to serve on the Board following the completion of the Business Combination. Since July 2020, Mr. Cubbage has served as Chief Executive Officer, President and as a Director of Tortoise Acquisition Corp. II, and as Chairman of the Board of Tortoise Acquisition Corp. II since the completion of its initial public offering in September 2020. Mr. Cubbage has served as Chief Executive Officer and as a Director of TortoiseEcofin Acquisition Corp. III since February 2021 and is expected to serve as Chairman of the Board of Directors following the completion of its Initial Public Offering. He has served as Managing Director — Private Energy of Tortoise Capital Advisors, L.L.C. since January 2019 and of Ecofin Investments, LLC since September 2020. Mr. Cubbage was the founder and served as the Chief Executive Officer and a member of the Board of Managers of Lightfoot Capital Partners GP LLC, the general partner of Lightfoot Capital Partners, LP, from its formation in 2006 through its wind-up in December 2019. He served as Chief Executive Officer, Director and Chairman of the Board of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP (NYSE: ARCX), from October 2013 to the date of its sale in December 2017. From 2007 to 2011, Mr. Cubbage also served on the board of managers of the general partner of International Resources Partners LP, a private partnership founded by Lightfoot Capital. Prior to founding Lightfoot Capital, Mr. Cubbage was a Senior Managing Director and Sector Head in the Investment Banking Division of Banc of America Securities, where he worked from 1998 to 2006. Before joining Banc of America Securities, Mr. Cubbage was a Vice President at Salomon Smith Barney in the Global Energy and Power Group where he worked from 1994 to 1998. Mr. Cubbage received an M.B.A. from the American Graduate School of International Management and a B.A. from Eastern Washington University.

Mary Gustanski.    Ms. Gustanski has served as a director of the Board since August 2021. Ms. Gustanski spent over 39 years in the automotive industry. She retired in 2019 as the Senior Vice President and Chief Technology Officer for Delphi Technologies, formerly Delphi Automotive. In this role, Ms. Gustanski was responsible for the company’s innovation and global technologies, including advanced propulsion systems for future vehicle electrification. Prior to this role, she served as Vice President, Engineering & Program Management for Delphi Automotive, which spun off its propulsion business to become Delphi Technologies in 2019. Ms. Gustanski holds a bachelor’s degree in Mechanical Engineering and a master’s degree in Manufacturing Management from Kettering University.

Thomas Healy.    Mr. Healy has served as our Chief Executive Officer since October 2020 and prior to this, served as Chief Executive Officer of Hyliion Inc., (“Legacy Hyliion”) since January 26, 2016. While leading the Company, Mr. Healy has been awarded numerous patents in the space of electrifying commercial vehicles. Mr. Healy founded Legacy Hyliion while studying to obtain a Master’s in mechanical engineering and had previously founded multiple start-ups during his undergraduate studies. He took a leave of absence during his Master’s program in 2015 to pursue founding Legacy Hyliion. Mr. Healy holds a B.S. degree in Mechanical Engineering with a double-major in Engineering and Public Policy from Carnegie Mellon University.

Howard Jenkins.    Mr. Jenkins has served as a director of the Board since October 2020, and prior to this, served as a director of Legacy Hyliion since 2016. Beginning in 1977, Mr. Jenkins served on the board of directors and later as CEO of Publix Super Markets, Inc., an employee-owned company operating supermarkets in seven states in the Southeast U.S. He also served on the board of directors of several other privately held companies and charities. In 1975, Mr. Jenkins received his B.A. in Economics from Emory University.

Robert Knight, Jr.    Mr. Knight has served as a director of the Board since October 2020. Mr. Knight served as Chief Financial Officer of Union Pacific Corporation (NYSE: UNP), a transportation company that primarily operates one of the largest railroads in North America, from 2004 until his retirement in 2019. Mr. Knight has served as a director of Schneider National, Inc. (NYSE: SNDR), a transportation and logistics company, since April 2020 and Carrix, Inc., a privately-held marine terminal and rail operator company, since February 2020. Mr. Knight holds a bachelor’s degree in business administration from Kansas State University and an M.B.A. from Southern Illinois University.

Edward Olkkola.    Mr. Olkkola has served as a director of the Board since October 2020 and prior to this, served as a director of Legacy Hyliion since June 2016. Mr. Olkkola also served as the Chief Operating Officer of Legacy Hyliion from January 2018 to October 2018 and as an employee of Legacy Hyliion until March 2020, however his employment ended prior to the business combination between Legacy Hyliion and TortoiseCorp on October 1, 2020 (the “Business Combination”). Since 2009, Mr. Olkkola has served as a Managing Director of Teakwood Capital, LP, an investment firm, where he manages private equity investment funds focused on micro-cap portfolio companies. Prior to joining Teakwood Capital, LP, Mr. Olkkola served as the Senior Vice President, New Products and Business Development for A. H. Belo Corporation, a Dallas, Texas based media company, from 2007 to 2009, where his responsibilities were focused on strategic investments in media and technology companies. Prior to joining A. H. Belo Corporation, Mr. Olkkola was a General Partner at Austin Ventures from 1997 to 2005 and an Operating Partner from 2006 to 2007 where he established the communications technology and hardware investment practice. Before joining Austin Ventures, Mr. Olkkola was with Compaq Computer with his last role being the Vice President & General Manager of the Communications Division. Before Compaq, Mr. Olkkola was with Motorola/Codex with his role as Senior Director, Systems Division. During his career, Mr. Olkkola has brought over a dozen new products to market. He co-founded the Compaq Venture Fund, and with partners at Teakwood Capital and Austin Ventures, raised over $2 billion in venture and private equity funds. He holds patents in core communications and network technologies including voice recognition, home networking real-time signal processing and high-speed digital network switching. Mr. Olkkola holds a B.S. in Finance and Management Information Systems from the University of Massachusetts and an M.B.A. from Northeastern University.

Stephen Pang.    Mr. Pang has served as a director of the Board since October 2020 and prior to this, served as a director of TortoiseCorp since the completion of its initial public offering on March 4, 2019 and as TortoiseCorp’s Chief Financial Officer from January 2020 until the closing of its Business Combination with the Legacy Hyliion on October 1, 2020. Mr. Pang served as a director of Tortoise Acquisition II from the completion of its initial public offering in September 2020 and Chief Financial Officer since July 2020 until the closing of its Business Combination with Volta Industries on August 26, 2021. Mr. Pang currently serves as President and Chief Financial Officer and as a director of TortoiseEcofin Acquisition Corp. III, which completed its initial public offering on the NYSE on July 22, 2021. Since 2019, Mr. Pang has served as a Managing Director and Portfolio Manager at Tortoise and is responsible for Tortoise’s public and private direct investments across its energy strategies. Mr. Pang also served as Vice President of Tortoise Pipeline & Energy Fund, Inc., a closed-end fund, from May 2017 to December 11, 2020. Prior to joining Tortoise Investments, LLC in 2014, Mr. Pang was a Director in Credit Suisse Securities (USA) LLC’s Equity Capital Markets Group. Before joining Credit Suisse Securities (USA) LLC in 2012, he spent eight years in Citigroup Global Markets Inc.’s Investment Banking Division, where he focused on equity underwriting and corporate finance in the energy sector. Mr. Pang also currently serves as a board observer of Mexico Pacific Limited LLC. Mr. Pang holds a B.S. in Business Administration from the University of Richmond and is a CFA charter holder.

Board Composition

Our business and affairs are organized under the direction of the Board which consists of ten members. Edward Olkkola serves as Chair of the Board, and Robert Knight, Jr. serves as Lead Independent Director. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required. The Board held four meetings in 2021. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she served in 2021 (held during the period in which the director served). Our independent directors regularly hold executive sessions without our Chief Executive Officer or management present, and in 2021, our independent directors met in executive session in connection with each regular Board meeting. We held an annual meeting of the stockholders on June 8, 2021 (the “2021 Annual Meeting”). All directors who were serving as of the 2021 Annual Meeting attended the 2021 Annual Meeting.

The Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms, as set forth below:

•        Class I, which consists of Elaine Chao, Vincent Cubbage and Thomas Healy, whose terms will expire at our 2024 annual meeting of stockholders;

•        Class II, which consists of Andrew Card, Jr., Jeffrey Craig, Howard Jenkins and Stephen Pang, whose terms will expire at our 2022 annual meeting of stockholders; and

•        Class III, which consists of Mary Gustanski, Robert Knight, Jr., and Edward Olkkola whose terms will expire at our 2023 annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.

Director Independence

The Board has determined that each of the following directors qualifies as an independent director as defined under the NYSE listing standards: Secs. Card and Chao, Messrs. Craig, Cubbage, Jenkins, Knight, Olkkola, and Pang and Ms. Gustanski. Mr. Healy is not independent because of his service as our CEO. The Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing standards relating to director independence requirements. In addition, we are subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.

Director Skills Matrix

We seek to create a Board of Directors that represents the variety of diverse skills and expertise required to govern a company like Hyliion. We are pleased to have added directors over the past year that further deepen the skills present on our Board, including in the area of technology, organizational management, human resources, regulatory and venture. The matrix below represents the skills that we hold as priority in governing Hyliion and the expertise of each Director that correlates to those skills.

KNOWLEDGE, SKILLS AND EXPERIENCE	ANDREW CARD, JR.	ELAINE CHAO	JEFFREY CRAIG	VINCENT CUBBAGE	MARY GUSTANSKI	THOMAS HEALY	HOWARD JENKINS	ROBERT KNIGHT. JR.	EDWARD OLKKOLA	STEPHEN PANG
Corporate Governance Experience	X	X	X	X		X	X	X	X
International Experience	X	X	X		X			X
Finance Experience		X	X	X		X		X	X	X
Corporate Development/Strategic Experience	X	X	X	X	X	X	X	X	X	X
Industry/Operations Experience	X	X	X	X	X	X	X	X
Management Experience	X	X	X	X	X	X	X	X	X	X

DEMOGRAPHICS
Age	74	68	61	57	59	29	71	64	62	40
Gender Diverse		X			X
Racially or Ethnically Diverse		X								X

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Technology Committee, each of which has adopted a charter, which complies with the applicable requirements of current NYSE rules. Copies of these charters are available in the “Investors — Governance — Governance Documents” section of our website at www.hyliion.com.

Audit Committee

Our Audit Committee consists of Andrew Card, Jr., Jeffrey Craig, Robert Knight, Jr., and Stephen Pang. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Robert M. Knight, Jr. serves as the chair of the Audit Committee. The Board has determined that each of Andrew Card, Jr., Jeffrey Craig, Robert Knight, Jr., and Stephen Pang qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, the Board considered ‘each such director’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. The Audit Committee held seven meetings during the 2021 fiscal year.

The primary functions of this committee include, among other things:

•        reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•        reviewing our financial reporting processes and disclosure controls;

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors; and

•        reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies.

Compensation Committee

Our Compensation Committee consists of Vincent Cubbage, Mary Gustanski, and Howard Jenkins. Mr. Cubbage serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the NYSE. The Compensation Committee held six meetings during the 2021 fiscal year.

The primary functions of the committee include, among other things:

•        reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•        reviewing and approving the compensation and other terms of employment of our executive officers; including employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;

•        reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives; and

•        administering our equity and cash incentive plans to the extent authorized by the Board including making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that has served or currently serves as a member of the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Elaine Chao, Jeffrey Craig, and Vincent Cubbage. Mr. Craig serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee held five meetings during the 2021 fiscal year.

The primary functions of this committee include, among other things:

•        identifying, reviewing and making recommendations of candidates to serve on the Board including evaluating nominations by stockholders of candidates for election to the Board;

•        evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•        evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals; and

•        reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends.

Technology Committee

Our Technology Committee consists of Elaine Chao, Mary Gustanski, Thomas Healy, and Ed Olkkola. Ms. Gustanski serves as the chair of the Technology Committee. The Technology Committee was created in August 2021 and held one meeting during the 2021 fiscal year.

The primary functions of this Committee include, among other things:

•        assisting the Board of Directors in its oversight of the Company’s product and technology roadmaps;

•        providing insight and input to the Corporation’s management in formulating the technology strategy and vision for the Corporation, including assessing technology partnerships or acquisitions;

•        assisting in the formation of, and advising the Board regarding the Company’s approaches to acquiring and maintaining a range of diverse technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and venture capital investments); and

•        overseeing and evaluating the Corporation’s efforts and planning as they relate to intellectual property, information technology and cyber security preparedness, including systems, policies and procedures.

Considerations and Process for the Selection of New Directors

In evaluating the nominees for the Board of Directors, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Healy, who is an employee, their independence.

In fulfilling its responsibility to oversee the selection of directors, the Nominating and Corporate Governance Committee will consider persons identified by our stockholders, management, and others. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. Stockholders may submit informal recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613.

Stockholder Engagement Efforts and Board Communication

Our relationship and on-going dialogue with our stockholders is an important part of our Board’s and our executive team’s corporate governance commitment. The Board welcomes communications from our stockholders and other interested parties. We actively seek input from our stockholders because we value the contribution stockholder engagement gives to overall business success. Our executives meet with our investment community regularly and discuss a variety of matters, including common investor interests, ESG matters and emerging issues. We provide our Board with reports on the key themes and results of these discussions.

Stockholders and other interested parties may communicate with our executive team or the Board (including the Board Chair, the chair of any committee, the independent directors as a group and/or any Board member) by email to IR@hyliion.com. Stockholders and any other interested parties should mark the subject line of each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics applicable to the directors, officers and employees of the Company and its subsidiaries. We have also adopted Corporate Governance Guidelines that address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding director independence. Copies of the Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available in the “Investors — Governance — Governance Documents” section of our website at www.investors.hyliion.com. We intend to disclose any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to senior executives by posting such information, if any, on the Company’s website.

DIRECTOR COMPENSATION

In March 2021, our Board approved the following cash and equity compensation for each of our current non-employee directors:

•        an annual cash retainer equal to $100,000, paid in four equal quarterly installments;

•        annual committee fees for service as chair of the Board ($50,000) and chair of the Audit Committee ($25,000); and

•        an award of restricted stock units covering 10,000 shares of our Common Stock (the “Initial Award”), with 25% of the Initial Award vesting on March 26, 2022, and 6.25% of the Initial Award vesting on a quarterly basis thereafter. For Sec. Card and Messrs. Cubbage, Jenkins, Knight, Olkkola and Pang, (1) if the non-employee director resigns or is otherwise terminated after October 1, 2023, such director’s unvested RSU award will fully vest upon such resignation or termination, (2) if the non-employee director resigns or is otherwise terminated before October 1, 2023, such director will only receive shares for RSUs that have vested prior to such resignation or termination, (3) if a non-employee director is not nominated for re-election, or if nominated for re-election but not re-elected by the stockholders, not due to his fault, before October 1, 2023, such director’s unvested RSU award will fully vest upon the end of his current term, and (4) if a non-employee director is asked to resign, not due to his fault, before October 1, 2023, such director’s unvested RSU award will fully vest upon such director’s resignation.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Andrew Card, Jr.	100,000	111,700	211,700
Elaine Chao	36,413	25,330	61,743
Vincent Cubbage	100,000	111,700	211,700
Jeffrey Craig(3)	—	—	—
Mary Gustanski	35,054	24,385	59,439
Howard Jenkins	100,000	111,700	211,700
Robert Knight, Jr.	125,000	111,700	236,700
Edward Olkkola	150,000	111,700	261,700
Stephen Pang	100,000	111,700	211,700

____________

(1)      Amounts in this column represent the annual cash retainer earned in 2021 for service on the Board and, for Messrs. Knight and Olkkola, additional fees earned for service as chair of the Audit Committee and chair of the Board, respectively. Sec. Chao and Ms. Gustanski earned a pro-rated amount of the annual cash retainer based upon when they joined the Board.

(2)      Amounts in this column represent the grant date fair market value of RSUs granted during 2021. Sec. Card and Messrs. Cubbage, Jenkins, Knight, Olkkola and Pang received 10,000 RSUs as of March 26, 2021, valued based on the closing price of our common shares on that date of $11.17. Because they joined the Board later in 2021, Sec. Chao received 3,671 RSUs and Ms. Gustanski received 3,534 RSUs, each as of October 11, 2021, valued based on the closing price of our common shares on that date of $6.90. Sec. Chao and Ms. Gustanski’s RSU awards vest as follows: one-third on the first anniversary of the date of grant, and 8.33% on a quarterly basis thereafter.

(3)      Mr. Craig joined the Board in 2022.

In February 2022, our Board approved the 2022 compensation program for our non-employee directors as follows:

•        an annual cash retainer equal to $75,000, paid in four equal quarterly installments;

•        additional cash compensation for the chair of the Board, in the amount of $50,000, the chair of the Audit Committee, in the amount of $25,000, the Lead Independent Director, in the amount of $15,000, and for all other committee chairs, in the amount of $15,000; and

•        an award of restricted stock units equal to $125,000, which grant fully vests on the first anniversary of the grant date.

In addition, our Board approved a special grant of restricted stock units covering 2,500 shares of our Common Stock, which grant fully vests on the first anniversary of the grant date, to Sec. Card and Messrs. Cubbage, Jenkins, Knight, Olkkola and Pang, as compensation for their service on the Board during the fourth quarter of 2020.

The Board expects to continue to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. Our goal is to maintain a director compensation program that aligns compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

Equity Compensation Plan Information

The following table sets forth information concerning shares of common stock authorized or available for issuance under the Company’s equity compensation plans as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders (2020 Equity Incentive Plan)	—	—	8,572,929
Equity compensation plans not approved by security holders(1)	—	—	—
Total	—	—	8,572,929

____________

(1)      The Hyliion Inc. 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by Legacy Hyliion prior to the Business Combination, and no additional awards will be granted pursuant to the 2016 Plan. As of December 31, 2021, the number of securities to be issued upon exercise of outstanding options pursuant to the 2016 Plan was 3,157,889, and the weighted-average exercise price of outstanding options pursuant to the 2016 Plan was $0.16.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A&R Registration Rights Agreement

We entered into the A&R Registration Rights Agreement on October 1, 2020, with Tortoise Sponsor LLC (“Tortoise Sponsor”), Tortoise Borrower and certain stockholders, pursuant to which such stockholders of Registrable Securities (as defined therein), subject to certain conditions, will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 30 calendar days after the Closing, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of such registrable securities, and we would use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Such registration statement was initially filed on October 23, 2020 and declared effective by the SEC on November 27, 2020. Certain of such stockholders have been granted demand underwritten offering registration rights and all of such stockholders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement. The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which such stockholders cease to hold any Registrable Securities (as defined therein).

Lock-Up Agreement

On October 1, 2020, in connection with the Closing, certain of our stockholders agreed, subject to certain exceptions, not to, without the prior written consent of our Board, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by them immediately after the Business Combination, or issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Business Combination, or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the Business Combination, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until March 30, 2021. Thereafter until October 1, 2022, subject to certain exceptions, Thomas Healy also agreed not to Transfer more than 10% of the number of shares of Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Common Stock held by him immediately after the Effective Time.

TortoiseCorp Related Agreement

Prior to the Business Combination, Tortoise Sponsor, Tortoise Borrower and TortoiseCorp’s independent directors held shares of Class B Common Stock, par value $0.001 of TortoiseCorp (the “TortoiseCorp Class B Common Stock”). Pursuant to the Amended and Restated Certificate of Incorporation of TortoiseCorp, each share of Class B Common Stock outstanding prior to the Business Combination converted into one share of Class A Common Stock at the Closing. After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any stockholder thereof.

The holders of the TortoiseCorp Class B Common Stock agreed, subject to limited exceptions, not to transfer, assign or sell any of their shares of Common Stock (which were converted from shares of TortoiseCorp Class B Common Stock in connection with the Closing) until the earlier to occur of: (a) October 1, 2021 and (b) subsequent to the Closing, (i) if the last reported sale price of our Common Stock equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, or (ii) the date on which we completed a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. These restrictions lapsed on October 1, 2021 per the terms of the agreement.

Related-Person Transactions Policy

The Board has adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.

Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.

Each director and executive officer is required to identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our Audit Committee pursuant to this policy before such related person may engage in the transaction.

In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risk, cost and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction; and

•        the availability of other sources for comparable services or products.

Our Audit Committee approves only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

BENEFICIAL OWNERSHIP TABLES

The following tables set forth information known to us regarding the beneficial ownership of the Common Stock as of March 18, 2022 by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

•        each current named executive officer and director (including each nominee) of the Company; and

•        all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options that are currently exercisable or exercisable within 60 days. Unless otherwise noted in the footnotes to the following tables, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Security Ownership of Certain Beneficial Owners

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Common Stock
The Vanguard Group	10,926,818(1)	6.3%
Colle Capital Partners I, L. P.	9,548,288(2)	5.5%
BlackRock, Inc.	8,842,319(3)	5.1%

____________

(1)      Information regarding share ownership was obtained from the Schedule 13G filed on February 10, 2022 by The Vanguard Group. The Vanguard Group has sole voting power over 0 shares of our common Stock, shared voting power over 110,765 shares of our common stock, sole dispositive power over 10,739,528 shares of our common stock and shared dispositive power over 187,290 shares of our common stock. The business address of Vanguard Group is Vanguard Blvd., Malvern, PA, 19355.

(2)      Information regarding share ownership was obtained from the Schedule 13G/A filed with the SEC on February 1, 2022, which reflects ownership of shares of our common stock by Colle Capital Partners I, L.P., Colle HLN Associates LLC and Colle Logistics Associates LLC, which may be deemed to be beneficially owned by Victoria Grace. Ms. Grace has sole voting power over 9,548,288 shares of our common stock and sole dispositive power over 9,548,288 shares of our common stock. Ms. Grace serves as the sole manager of both Colle HLN Associates LLC and Colle Logistics Associates LLC. Ms. Grace services as the sole manager of Colle Partners GP LLC, which serves as the sole general partner of Colle Capital Partners I LP. Ms. Grace disclaims beneficial interest in the shares of common stock of Hyliion Holdings Corp. held by Colle Capital Partners I, L.P., Colle HLN Associates LLC and Colle Logistics Associates LLC, except to the extent of her pecuniary interest therein. The business address of each of Colle Capital Partners I, L.P., Colle HLN Associates LLC, Colle Logistics Associates LLC and Colle Partners GP LLC is 55 Hudson Yards, Floor 44, New York, NY 10001.

(3)      Information regarding share ownership was obtained from the Schedule 13G filed on February 4, 2022 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 8,501,437 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 8,842,319 shares of our common stock and shared dispositive power over 0 shares of our common stock. BlackRock, Inc. is the parent company of the following subsidiaries that beneficially own shares of our common stock: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

Security Ownership of Directors and Management

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent of Common Stock
Thomas Healy	33,010,356	19.0%
Sherri Baker	45,286	*
Dennis Gallagher	17,801	*
Cherri Lantz	—	*
Jose Oxholm	21,678	*
Patrick Sexton(2)	358,348	*
Greg Standley	7,000	*
Andrew Card, Jr.	7,500	*
Elaine Chao	—	*
Jeffrey Craig	—	*
Vincent Cubbage	932,518	*
Mary Gustanski	—	*
Howard Jenkins	5,149,500	3.0%
Edward Olkkola(2)(3)	2,386,397	1.4%
Robert Knight, Jr.	12,500	*
Stephen Pang	66,074	*
All Current Directors and Current Executive Officers(16)	42,014,958	24.2%

____________

*        Less than 1%.

(1)      Beneficial ownership excludes unvested RSUs that will not vest within 60 days of March 18, 2022.

(2)      Includes 1,448,642 shares of common stock issuable upon the exercise of options by Mr. Olkkola and 27,323 shares of common stock issuable upon the exercise of options by Mr. Sexton.

(3)      Includes 172,660 shares of common stock held by Mr. Olkkola’s wife, over which she has sole voting and investment power.

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON
AS OUR INDEPENDENT AUDITORS

Under the rules and regulations of the SEC and the New York Stock Exchange, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Grant Thornton LLP (“Grant Thornton”) to serve as independent auditors for the fiscal year ended December 31, 2022. The Audit Committee considered a number of factors in determining whether to re-engage Grant Thornton as the Company’s independent registered public accounting firm, including the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors. Grant Thornton representatives are expected to be present at the Annual Meeting and respond to relevant and appropriate questions, if any.

The Board of Directors and the Audit Committee believe that the continued retention of Grant Thornton as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of Grant Thornton, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2023 fiscal year. In addition, if stockholders ratify the selection of Grant Thornton as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Grant Thornton or another registered public accounting firm as our independent auditors.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton as our independent auditors for the fiscal year ended December 31, 2022.

Audit Fees and Services

Grant Thornton LLP has audited the financial statements of Legacy Hyliion and the Company since May 8, 2020. The following tables present the aggregate fees billed by Grant Thornton LLP to us, including Legacy Hyliion, for the years ended December 31, 2021 and December 31, 2020:

Grant Thornton LLP

Year Ended December 31, 2021
Audit Fees(1)	$550,600
Audit Related Fees
Tax Fees
All Other Fees
Total	$550,600
Year Ended December 31, 2020
Audit Fees(1)	$254,938
Audit Related Fees(2)	$28,700
Tax Fees
All Other Fees
Total	$283,638

____________

(1)      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and the review of our financial statements included in our quarterly filings on Form 10-Q, as well as services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)      Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee reviews and, in its sole discretion, pre-approves all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The audit committee approved or pre-approved all such services for the Company by our independent registered accounting firm in 2021 and 2020.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors meeting the applicable requirements of the NYSE rules. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2021 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Grant Thornton, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee

Robert Knight, Jr. (Chair)
Jeffrey Craig
Andrew Card, Jr.
Stephen Pang

ITEM 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s compensation program for the named executive officers is designed to attract, motivate and retain talented executives who will provide leadership for the Company’s success. Under this program, the named executive officers are rewarded for individual and collective contributions to the Company consistent with a “pay for performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of the Company’s business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. The Compensation Committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards.

The Company is asking the stockholders to indicate their support for the Company’s named executive officer compensation as described in this Proxy Statement. Accordingly, the Company asks the stockholders to vote “FOR” the following resolution at the 2022 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosures.”

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board recommends a vote “FOR” the proposal to approve, on advisory basis, the compensation of the Company’s named executive officers.

ITEM 4 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Item 3 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s compensation of its named executive officers. Pursuant to Section 14A of the Exchange Act of the 1934 (which was added by the Dodd-Frank Act), the Company must also permit stockholders to cast an advisory vote on how often the Company should include an advisory vote on the Company’s compensation of its named executive officers in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Item 4, stockholders may vote to have the non-binding advisory vote on the Company’s compensation of its named executive officers occur every year, every two years or every three years.

The Board believes that the advisory vote on compensation for the Company’s named executive officers should be conducted every year so that stockholders may annually express their views on the Company’s compensation principles, policies and practices.

Stockholders should be aware that they are not voting “for” or “against” the recommendation of the Board to hold an annual advisory vote on executive compensation. Rather, stockholders will be casting votes to recommend an advisory vote on executive compensation ever year, once every two years, or once every three years, or they may abstain entirely from voting. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

The Board recommends a vote for “ONE YEAR” with respect to how frequently a non-binding stockholder vote to approve the compensation of the Company’s named executive officers should occur.

EXECUTIVE COMPENSATION MATTERS

For purposes of this executive compensation discussion, the names and positions of our named executive officers (NEOs) for the 2021 fiscal year were:

•        Thomas Healy, Chief Executive Officer and Founder;

•        Sherri Baker, Chief Financial Officer;

•        Dennis Gallagher, Chief Operating Officer;

•        Jose Oxholm, Vice President, General Counsel and Chief Compliance Officer;

•        Patrick Sexton, Chief Technology Officer;

•        Greg Standley, Former Interim Chief Financial Officer; and

•        Greg Van de Vere, Former Chief Financial Officer.

Ms. Baker became our Chief Financial Officer on February 8, 2021. We further expanded our executive officer team with the addition of Mr. Gallagher as our Chief Operating Officer on August 16, 2021. In order to recruit and to immediately incentivize Ms. Baker and Mr. Gallagher, each was granted 22,381 and 23,532 vested restricted stock units, respectively, upon hire. Mr. Gallagher was also granted 44,161 restricted stock units that are subject to three-year vesting.

Mr. Van de Vere resigned as Chief Financial Officer effective January 15, 2021. Because Mr. Van de Vere departed in mid-January, the Compensation Committee did not review his 2020 performance or make forward-looking compensation decisions in relation to Mr. Van de Vere for 2021. Accordingly, we have not included narrative and discussion around his compensation in the Compensation Discussion and Analysis section. We have disclosed his compensation information in the executive compensation tables that follow.

Mr. Standley, our Vice President of Finance and Accounting, served as Interim Chief Financial Officer from January 22, 2021 until February 8, 2021, the date Ms. Baker joined as our Chief Financial Officer. Because Mr. Standley served in the interim role for only 3 weeks, we have not included narrative and discussion around his compensation in the Compensation Discussion and Analysis section. We have disclosed his compensation information in the executive compensation tables that follow.

Compensation Discussion and Analysis (CD&A)

In this section, we describe the compensation program for our NEOs. We also discuss our compensation philosophy, policies and the decisions made by the Compensation Committee of the Board (the “Committee”) in 2021 as it relates to the compensation of our NEOs.

Components of Compensation

Our Company’s compensation programs for executive officers are designed to attract, retain, motivate, and reward talented executives who advance our strategic, operational, and financial objectives and thereby enhance stockholder value. The primary objectives of our compensation programs for executive officers are to:

•        attract and retain talented executive officers by providing a total compensation package that is competitive with that offered by similarly situated companies;

•        create a compensation structure under which a substantial portion of total compensation is based on achievement of performance goals; and

•        align total compensation with the objectives and strategies of our stockholders and business.

The following principles guide our compensation decisions and reflect our governance practices related to our compensation program.

	WHAT WE DO		WHAT WE DON’T DO
✓	Continually assess our compensation practices against the market, our competition, and alignment with shareholder interests.	X	No hedging of our stock by employees, including executives or directors.
✓	Set stock ownership guidelines for executives and directors.	X	No pledging of our stock by employees, including executives or directors.
✓

Tie a substantial portion of our executive officers’ annual and long-term compensation to quantifiable measures of the Company’s financial performance and establish minimum threshold performance levels which must be met prior to vesting.

		X	No excise tax gross-ups for severance for severance benefits related to a change in control.
✓	Establish requirement that performance-based compensation will not be earned unless at least a minimum threshold performance is achieved.	X	No re-pricing or cash buyout of underwater stock options without shareholder approval.
✓	Disclose performance goals for incentive payments.
✓	Set maximum payout caps on our annual and long-term incentives.
✓	Pay for performance with 87% of our Chief Executive Officer’s target total pay opportunity being performance-based “at risk” compensation.
✓	Provide a minimum vesting period of at least one year for at least 95% of our equity awards.
✓	Limit perquisites and other benefits.
✓	Engage an independent consultant reporting directly to the Committee.
✓	Perform an annual compensation risk assessment.
✓	Maintain strict insider trading policies, incentive plan clawback policies, and black-out periods for executives and directors.

Compensation Decisions, Philosophy, and Governance

Overview of Business and 2021 Results

Our mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Our goal is to reduce the carbon intensity and the Greenhouse Gas (“GHG”) emissions of the transportation sector by providing electrified powertrain solutions for Class 8 semi-trucks at the lowest total cost of ownership (“TCO”). Throughout our product offerings, we utilize proprietary battery systems, control software and data analytics, combined with fully integrated electric motors and power electronics, to produce electrified powertrain systems that either augment, in the case of our Hybrid eX system, or fully replace, in the case of the Hypertruck ERX system, traditional diesel or natural gas fueled powertrains and improve their performance. By reducing both GHG emissions and TCO, our environmentally conscious solutions support our customers’ pursuit of their sustainability and financial objectives. Our value proposition to our customers has five key elements: reduced GHG emissions, cost savings, performance, availability and no new infrastructure requirements. Key elements of our strategy are (1) maintaining technology leadership and first-mover advantage, (2) leveraging existing infrastructure, (3) focusing on powertrains, and (4) continuing to build and leverage strategic relationships.

The actions of the Committee and our pay-for-performance philosophy functioned such that compensation earned by our executives was aligned with our product development, growth and operational goals for our Company. In 2021, we are proud to have delivered our initial Hybrid eX powertrain systems and have begun recognizing revenue by the end of year. We also launched our “Ride and Drive” customer experience event series for the Hypertruck ERX, consisting of ride-along opportunities and in-depth product education, including events at our headquarters in Austin. These achievements correlate to the performance metrics set for both our long- and short-term incentive programs, as discussed in more detail below.

Key Compensation Actions and Decisions

In 2021, we continued to focus upon a balance between fixed compensation and the use of at-risk compensation.

•        Base Salary:    Base salaries are set at levels that reflect the tenure, experience, performance and responsibilities of our NEOs and that are competitive with similar positions at companies in our peer group.

•        At-risk Compensation:    We believe that a significant portion of compensation should be at risk, tied to the Company’s stock performance and not payable, if at all, for several years. Accordingly, at the beginning of the performance year, we establish a specific minimum percentage of each NEO’s total compensation that will be delivered through long-term equity-based awards. For 2021, at-risk compensation made up approximately 87% of our CEO’s target total direct compensation in 2021. For our other NEOs, at-risk compensation in 2021 made up approximately 66 to 78% of their target total direct compensation. In 2021, we provided significant performance-based restricted stock unit (PRSU) grants that are meant to immediately incentivize performance while also retaining talent over a four-year period. Please see “2021 Long-Term Incentive Award Grants and Achievement” for further discussion. These front-loaded PRSU grants are intended to serve as long-term equity for the 2021 to 2024 period without additional performance-based equity grants during that time period. We did not provide any PRSU grants to NEOs in 2022, and we do not anticipate providing additional PRSU grants to them while these awards remain outstanding.

•        Pay for Performance Measures:    In 2021, we employed multiple performance measures to balance short-term and long-term objectives that were consistent with the business strategies and goals to bring our products to market. As discussed in more detail below, our long-term and short-term incentive grants included achievement of specified levels of Hypertruck ERX vehicle demonstrations, hybrid installations and securing a back log of orders, and our short-term incentive grants also had an individual performance component weighted at 40% of the award.

Role of Compensation Committee and the Decision-Making Process

The Committee began its consideration of 2021 executive compensation by evaluating our compensation philosophy. The Committee affirmed our existing philosophy, reinforcing that our approach to compensation is fundamentally defined by our objective to attract, retain, and motivate the most talented and experienced executives possible in order to achieve outstanding business performance and stockholder value at a reasonable cost. Specifically, the Committee seeks to provide competitive base salaries for our NEOs, and to leverage short-term and long-term variable compensation in line with performance to appropriately reward our NEOs for the value they create.

To achieve these goals, we seek to provide opportunity for our executive officers and other senior managers to earn compensation that is competitive with other companies in our industry of comparable size, global reach and complexity. In addition, we strongly emphasize a culture of pay for performance. Our compensation strategy uses salary, bonuses, long-term incentives, and/or benefits to directly incentivize employee performance. Performance is generally measured by pre-defined metrics or qualitative evaluations (performance appraisals) in order to reward and align accountability for our executive officers and other senior managers in working toward the achievement of our financial, strategic and operational objectives. Accordingly, the Committee considers market compensation (overall and by element), Company performance, and individual performance, along with cost reasonableness, in setting executive compensation levels.

The Committee does not believe that our compensation programs encourage risks that are reasonably likely to have a material adverse effect on the Company. This belief is based on the following:

•        Hyliion maintains a good balance of fixed and at-risk compensation, an appropriate balance of short-and long-term compensation, and a reasonable balance of cash and equity-based compensation.

•        Our compensation philosophy and strategy are reviewed by the Committee on an annual basis to align executive compensation with our business strategy.

•        The Committee is comprised of solely independent directors, retains an independent compensation consultant for a balanced perspective and approves all pay decisions for our executive officers.

•        Our incentive plans have stated maximum payout levels that cap the payouts.

•        We have a clawback policy in place.

•        Our stock ownership guidelines seek to encourage a long-term perspective by our executives.

•        The Committee reserves negative discretion to lower compensation plan payouts.

Role of Management

The Committee, in making executive compensation decisions, solicits input from management, as appropriate, with respect to individual and Company performance. The Committee receives recommendations and evaluations with respect to NEO compensation and performance from Mr. Healy (other than with respect to his own compensation). While Mr. Healy does not make a recommendation to the Committee with respect to his own compensation, he provides the Committee with a summary of his annual performance for the Committee’s consideration. The Committee evaluates this input, as well as the compensation data provided by its compensation consultant, as it independently makes its assessments and compensation decisions.

Role of Compensation Consultants

The Committee is authorized to select and retain its own independent compensation consultant, and since 2020 has retained Meridian Compensation Partners, LLC (“Meridian” or “Consultant”). During its engagement, Meridian has advised the Committee on evolving best pay practices and pay ratio disclosure and provided competitive market data on executive officer compensation. As required under NYSE listing rules, the Committee annually reviews the independence of the Consultant as part of its standard governance practice, including but not limited to the factors set forth in Section 240.10C–1(b)(4)(i) through (vi) under the Securities Exchange Act. The Committee has determined that the Consultant is independent and that its work does not raise any conflict of interest.

Use of Peer Group Data

The Committee’s use of peer group data demonstrates our focus on efficient recruitment and retention of executives who will drive our business performance and enhance stockholder value at a reasonable cost, while maintaining a competitive market position. The Committee regularly reviews the peer groups it uses to set NEO compensation.

In advance of the Business Combination in 2020, TortoiseCorp. and Legacy Hyliion, in consultation with the compensation consultant, studied independent market data for select executive officer positions of a customized peer group in order to begin to recruit and plan for executive compensation. This custom peer group then served as a reference point for the Compensation Committee to set NEO compensation for 2021, including with respect to newly recruited talent that joined our executive team throughout the year. The companies comprising the peer group are listed below.

Blue Bird Corporation	Plug Power Inc.	Stoneridge, Inc.
Constellation Pharmaceuticals, Inc.	Rogers Corporation	Tesla, Inc.
Gentherm Incorporated	Shiloh Industries, Inc.	The Shyft Group
Madrigal Pharmaceuticals, Inc.	Soliton, Inc.	Workhorse Group Inc.
Nikola Corporation	Springworks Therapeutics, Inc.

The Committee considered compensation data from the proxy statements and other compensation disclosures of these companies when setting 2021 NEO compensation. Specifically, the Committee considered this peer group data when establishing the overall compensation packages for our NEOs and each element of compensation within those packages for 2021 and, as part of that process, evaluated target total cash compensation for each NEO (base salary and target payments under our target annual incentive plan) and target total direct compensation for each NEO (base salary and target payments under our target annual incentive plan and long term incentive plans). In general, the Committee aims to set overall executive compensation, as well as each element of executive compensation, for each NEO at levels competitive with the peer group taking into consideration tenure, experience, performance, responsibilities and expected contribution of each NEO.

In mid-2021 the Committee, in consultation with its compensation consultant, reviewed and updated our peer group for our NEO compensation analysis. These industry-relevant companies are in line with Hyliion’s market cap and were used in determining 2022 compensation. The companies comprising the peer group are listed below.

Blue Bird Corporation	Nikola Corporation	The Shyft Group, Inc.
Gentherm Incorporated	Plug Power Inc.	Twin Disc, Incorporated
Miller Industries, Inc.	Rogers Corporation	Workhorse Group Inc.
Motor Car Parts of America, Inc.	Stoneridge, Inc.

Compensation Mix and Target Compensation Structure

The Committee believes that executive compensation should include a competitive combination of base salary, annual incentive compensation and long-term incentive compensation that emphasizes performance and balances shorter-term results with execution of longer-term financial and strategic initiatives. The target total direct compensation mix for 2021 for Mr. Healy, our Chief Executive Officer, consisted of approximately 88% at-risk compensation. The target total direct compensation mix on average for our other NEOs for 2021 consisted of approximately 66 to 78% at-risk compensation. The charts below illustrate the annual pay mix for our CEO and the other NEOs for 2021. The below does not include the special RSU grants made to Ms. Baker and Mr. Gallagher in connection with their recruitment and hiring in 2021. Ms. Baker was granted 22,381 vested RSUs in connection with her hiring, and Mr. Gallagher was granted 23,532 vested RSUs and 44,161 RSUs subject to three-year vesting in connection with his hiring.

NAME	BASE SALARY		TARGET ANNUAL CASH BONUS (% of Salary)	RSU GRANT/VESTING PERIOD	PRSU GRANT WITH 4 YEAR PERFORMANCE PERIOD
Thomas Healy	$650,000		100%	$0/N/A	1,500,000 shares
Sherri Baker	$425,000		75%	$600,000/3 year	200,000 shares
Dennis Gallagher	$500,000		75%	$228,846/3 year(1)	210,959 shares
Jose Oxholm	$350,000		70%	$600,000/4 year	150,000 shares
Patrick Sexton	$325,000	(2)	50%	$1,250,000/4 year	100,000 shares

____________

(1)      This amount reflects proration to Mr. Gallagher’s hire date.

(2)      This salary was effective October 31, 2021 to December 31, 2021. Mr. Sexton’s salary for the remainder of 2021 was $450,000.

Base Salary

Base salary is the fixed compensation element we provide to our executives based on their qualifications, experience, and regular contribution to the business. Our goal is to ensure that business decisions are in the hands of executives with proven track records, and our ability to efficiently recruit, retain and motivate such talented people depends in part on competitive base salaries. Adjustments to base salary each year are dependent upon many factors, including an executive’s tenure, internal equity across the executive team based on individual roles and contributions, market data, the Company’s prior year performance, and general affordability based on business results. Base salary is generally subject to annual review, unless circumstances dictate otherwise, and base salary adjustments are effective following the Committee’s decision.

The Committee began its assessment of 2021 NEO base salaries with an analysis of base salary relative to the base salaries paid to executives in similar positions at the companies in the peer companies discussed above and aimed to set NEO base salaries at competitive levels while considering tenure and experience of each NEO. The Committee concluded that 2021 base salaries for the Hyliion NEOs are reflective of the competitive market environment, and that no adjustments were required.

Mr. Healy’s 2021 base salary was maintained at $650,000, which was the base salary set for him at the time of the business combination in October 2020. Mr. Oxholm’s salary was set at $350,000 when he joined the Company in late 2020, and that salary was also maintained in 2021. Ms. Baker and Mr. Gallagher both joined the Company in 2021, and their base salaries were $425,000 and $500,000 respectively. Mr. Sexton’s 2021 salary was $450,000, adjusted to $325,000 mid-year due to a change in Mr. Sexton’s scope of responsibilities.

Annual Incentives

For 2021, the Committee approved annual incentives (bonuses) based on the achievement of specific operational goals to each NEO. At the start of 2021, Hyliion was not yet projected to generate revenue. However, the Committee believed that it was important to have an annual incentive plan to incentivize management to achieve key operational milestones related to bringing our products to market, along with individual performance. Sixty percent (60%) of the annual incentive plan for 2021 was based on three key formulaic metrics: Hypertruck ERX demonstrations to potential customers, hybrid installs and backlog of hybrid orders. The Committee chose these performance metrics as key value-creating activities and believes that they correctly focus the executive team on the growth, operational and product development targets that align with our Company strategy in the pre-revenue period. Due to their importance, these same performance metrics also formed part of the long-term incentive plan performance targets discussed below. The remaining forty percent (40%) of the annual incentive plan was based on individual performance, determined by the Committee following its review of each executive’s performance.

Achievement of performance goals between threshold and target could generate a payout between 50% of target to 100% of target for each metric. If performance achievement for a given metric was below the threshold goal, no payout would be earned for that metric. For 2021, there was no ability to earn payouts above target or performance achievement in excess of target goals (i.e., payout opportunities were capped at target).

Company Performance Metrics and Achievement

Based on Company performance, the Committee reviewed and determined the following performance achievement results:

•        below threshold performance for both hybrid installs and backlog hybrid orders metrics, resulting in no payout associated with those metrics, and

•        above target achievement of the Hypertruck ERX demonstrations metric, resulting in 100% payout on that metric.

Based on these results, the Committee approved a weighted payout at 40% of target in relation to the Company performance metrics.

METRIC AND WEIGHTING	THRESHOLD	TARGET	ACHIEVED	% PAYOUT
Hypertruck ERX Demonstrations with Customers (40%)	3	5	14	100%
Hybrid Installs (30%)	70	100	22	0%
Backlog Hybrid Orders (30%)	20	200	0	0%

Individual Performance Metrics and Overall Annual Bonus Achievement and Payout

In addition, the Company reviewed the individual performance of the NEOs and determined that each NEO had fully met his or her performance objectives in 2021. The individual performance achievement at 100% of target (weighted at 40%) together with the Company performance at 40% of target (weighted at 60%) resulted in overall annual bonus plan payouts to each NEO at the 64% of target level. Detail regarding the individual performance achieved by each NEO and the resulting annual bonus payouts are indicated below. For those NEOs hired in 2021, the payout is prorated for the portion of the performance period during which they were employed.

NAME	INDIVIDUAL GOALS AND ACHIEVEMENTS	TOTAL ANNUAL CASH BONUS PAYOUT
Thomas Healy	Significantly expanded leadership team; ensured that company vision, roadmap and deliverables were cascaded down the Company; participated in industry and shareholder conferences and built external and internal confidence in Hyliion’s vision and future products; and explored strategic transactions designed to significantly advance the Company’s strategic initiatives	$416,000
Sherri Baker	Oversaw the accurate and timely preparation and public reporting of the Company’s financial results; executed on public company readiness including SOX readiness roadmap and implementation of finance and supply chain modules; built finance and IT departments to match Company growth; updated financial forecasting capabilities; and pursued increased research analyst coverage and enhanced investor communications	$180,968	(1)
Dennis Gallagher	Finalized key strategic supply and logistics requirements; delivered upgrade plans and merged key vendor activities; and finalized service and financial partners	$89,677	(2)
Jose Oxholm	Built legal function and team to support business; advised business and engineering teams to advance goals; created compliance roadmap and training program; executed public company reporting requirements and compliance; and advised on strategic initiatives and negotiations	$156,800
Patrick Sexton	Advanced product development and prototypes; prepared, organized and executed on “ride and drive” events; completed simulation models for development and roll-out plan; and led multiple strategic initiatives and discussions	$21,667	(3)

____________

(1)      This amount reflects proration to Ms. Baker’s hire date.

(2)      This amount reflects proration to Mr. Gallagher’s hire date.

(3)      This amount represents bonus achieved based on a base salary of $325,000 for the period October 31, 2021 to December 31, 2021.

Long Term Incentive Plan

In 2020, the Company adopted the Hyliion 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan is an omnibus plan that provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to eligible employees, directors and consultants, including employees and consultants of our affiliates.

The 2020 Plan is intended to compensate our executives for their long-term contributions to Company performance, based upon metrics that closely align with long-term stockholder value. For our NEOs, we use a combination of time and performance-based restricted stock units to balance retention and attainment of financial and operational goals. The Committee believes that such long-term incentive compensation aligns the interests of our NEOs with the interests of our stockholders. The Committee considered data drawn from the peer group in a competitive market analysis prepared by Meridian in establishing the target long-term incentive award values below.

2021 Long Term Incentive Award Grants and Achievement

In 2021, we granted performance-based restricted stock units (PRSUs) and time-based restricted stock units (RSUs) to each of the NEOs. The value of the PRSU grants is front loaded and intended to serve as long-term equity for the 2021 to 2024 period without additional performance-based equity grants during that time period. We did not provide any PRSU grants to NEOs in 2022, and we do not anticipate providing additional PRSU grants to them while these awards remain outstanding. As discussed earlier, Ms. Baker and Mr. Gallagher also received RSU grants in connection with their hiring.

NAME	RSU GRANT/VESTING PERIOD	PRSU GRANT WITH 4 YEAR PERFORMANCE PERIOD	TOTAL LTI TARGET VALUE
Thomas Healy	$0/N/A	1,500,000 shares	$16,755,000
Sherri Baker	$600,000/3 year	200,000 shares	$2,834,000
Dennis Gallagher	$228,846/3 year	210,959 shares	$2,066,299
Jose Oxholm	$600,000/4 year	150,000 shares	$2,275,500
Patrick Sexton	$1,250,000/4 year	100,000 shares	$2,367,000

RSUs: These RSUs generally vest over a three- or four-year period. One third or one fourth of the RSUs vest after one year and the remaining RSUs vest quarterly thereafter subject to continued service.

PRSUs: We provided significant PRSU grants to each NEO that were structured to both immediately incentivize performance and serve as a retention vehicle in a highly competitive job market. The PRSUs are subject to performance metrics over a four-year performance period. The Committee will set performance metrics each year during the four-year performance period and will evaluate performance and approve payout in each of those years for one quarter of the award. Because the Company is in a growth and start-up stage of its life cycle, is still pre-revenue and is working to bring products to market, setting multi-year performance goals that are rigorous and retentive is particularly difficult. In light of this, the Committee felt that retaining the ability to set new goals each year was very important so that it can be flexible and set incentives based on goals and metrics that align with the critical strategic and development steps over the four year period. This structure also establishes strong retention and stockholder value alignment from the outset, and the Committee expects to set multi-year goals in future grants. If achieved, the portion of the award earned will payout in equal parts during the remaining term of the initial four year award, subject to the executive’s continued employment. We did not provide similarly sized PRSU grants to NEOs in 2022, and we do not anticipate providing additional PRSU grants while the 2021 awards remain outstanding.

The first tranche of the PRSUs granted in 2021 were subject to vesting following completion of the first performance year. The performance metrics associated with those awards for 2021 are set forth below and are consistent with the goals we set for our annual bonus plan in order to incentivize and drive performance against these key indicators in 2021. We believe that our product progress and achievement indicate that these incentives were appropriately aligned.

METRIC AND WEIGHTING	THRESHOLD	TARGET	ACHIEVED	% PAYOUT
Hypertruck ERX Demonstrations to Customers (40%)	3	5	14	100%
Hybrid Installs (30%)	70	100	22	0%
Backlog Hybrid Orders (30%)	20	200	0	0%

Based on Company performance, the Committee approved payout of these awards at 40% of target, in line with the achieved weighted performance of the above performance metrics. The table below indicates the number and value of the PRSUs that vested for each NEO for this first year and which will payout in equal amounts over the next three years, subject to the NEO’s continuing employment.

NAME	2021 PRSUs SUBJECT TO VESTING	VESTED PRSUs BASED ON PERFORMANCE	FORFEITED PRSUs
Thomas Healy	375,000	150,000	225,000
Sherri Baker	50,000	20,000	30,000
Dennis Gallagher	23,459	9,384	14,075
Jose Oxholm	37,500	15,000	22,500
Patrick Sexton	25,000	10,000	15,000

Additional information regarding the equity awards provided to our NEOs during 2021 is set forth under the captions “Outstanding Equity Awards at End of Fiscal Year 2021” on page 37, and “Equity Compensation Plan Information” on page 13.

Employment Agreements

In order to attract and retain high-quality candidates in a competitive industry and job market, the Company has entered into employment agreements with each of Messrs. Healy, Gallagher, Oxholm and Sexton and Ms. Baker. The Company did not have an employment agreement with Mr. Van de Vere or Mr. Standley. Please see Section “Employment Agreements with Named Executive Officers” on page 39 of this Proxy Statement for a summary of the material terms of those employment agreements.

Other Compensation Policies

Severance Protection

The Company does not have a severance policy. However, Messrs. Healy, Gallagher, Oxholm and Sexton and Ms. Baker have provisions in their employment agreements that provide the following in the event of an involuntary termination without cause or termination of employment for good reason, in each case separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations.

In the event that an NEO’s employment is terminated by the Company following expiration or non-renewal of his or her employment agreement, for convenience of Company or without Cause (as defined in the employment agreement) or if the NEO terminates his or her employment for Good Reason (as defined in the employment agreement), the NEO will be entitled to:

•        receive 36 months’ (Mr. Healy) or 12 months (other NEOs) base salary, paid in installments over that same period of months;

•        accelerated vesting of all equity compensation awards, other than performance-based awards, that were granted more than one year prior to the date of termination;

•        the right to exercise options until the earlier of three years from the termination date, the expiration date of the option or the date immediately prior to a change in control (if the option is not otherwise assumed or substituted); and

•        up to 18 months (Mr. Healy) or 12 months (other NEOs) reimbursement for COBRA health coverage for the NEO’s family to the extent the monthly amount exceeds what similarly situated employees of the Company pay for similar coverage.

Change in Control Protection

Although we do not enter into change in control agreements with our executives, certain NEOs have change in control provisions included in their employment agreements. The Committee has determined that these change in control protections are a valued component of our overall compensation program for purposes of recruiting and retaining quality executives. Therefore, the employment agreements of Messrs. Healy, Gallagher, Oxholm and Sexton and Ms. Baker provide for the following in the event of a change in control, as that term is defined in the 2020 Equity Incentive Plan:

•        one-time performance award granted pursuant to the employment agreement, (which are the 2021 PRSUs discussed above) will vest based on actual achievement of performance criteria, measured immediately prior to such change in control and assuming continuous employment through immediately prior to the change in control;

•        unvested time-based awards, if not assumed, will vest assuming continuous employment through immediately prior to the change in control; and

•        severance payments as applicable.

Stock Ownership Guidelines

Stock ownership guidelines help to foster a focus on long-term growth. Our Board believes that our executives and non-employee Directors should maintain a meaningful equity interest in Hyliion and has therefore adopted stock ownership guidelines. As indicated below, each executive team member and non-employee Director is required within five (5) years following the date of hire (for an executive) or first election or appointment (for a Director), to own Hyliion shares having an aggregate value equal to at least:

CEO	10x base salary
Other NEOs	3x base salary
Non-employee Director	4x annual cash retainer

As of the date of this proxy statement, Messrs. Healy, Sexton, Cubbage, Jenkins, Olkkola and Pang meet the requirements under the stock ownership guidelines and all other NEOs and non-employee Directors are on track to meet the requirements under the stock ownership guidelines within the time permitted.

Clawback Policy

The Company maintains a culture that emphasizes integrity and accountability and that reinforces the Company’s pay for performance compensation philosophy. The Board has therefore adopted a Clawback Policy which provides for the possibility of recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws fraud or misrepresentation. In the event of fraud, misrepresentation or if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board may require reimbursement or forfeiture of any excess incentive compensation received by any current or former executive officers including the NEOs (“Covered Executives”) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results or without fraud or misrepresentation, as determined by the Board. If the Board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement or similar information, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Benefits and Perquisites

We provide our executives with medical, dental and life insurance under the same programs used to provide benefits to all employees. These benefits are not tied to individual or Company performance and changes to these benefits reflect the changes to benefits of all employees.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members:

•        Has ever been an officer or employee of the Company;

•        Is or has been a participant in a related party transaction with the Company (see “Certain Relationships and Related Party Transactions — Related-Person Transactions Policy” for a description of our policy on related party transactions); or

•        Has any other interlocking relationships requiring disclosure under applicable SEC rules.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Hyliion Holdings Corp. reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included (or incorporated by reference as applicable) in our Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting materials” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Compensation & Organization Committee:

Vincent Cubbage, Chair
Mary Gustanski
Howard Jenkins

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(6)	Total ($)
Thomas Healy	2021	$650,000	—	$4,188,750	—	$416,000	—	—	$5,254,750
Chief Executive Officer	2020	$320,192	—	—	—	—	—	$31,000	$351,192
	2019	$183,000	—	—	—	—	—	$6,600	$189,600

Sherri Baker	2021	$375,961	$350,000	$1,408,493	—	$180,968	—	$75,864	$2,391,286
Chief Financial Officer	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—

Dennis Gallagher	2021	$182,692	$100,000	$1,022,781	—	$89,677	—	$49,711	$1,444,861
Chief Operating Officer	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—

Jose Oxholm	2021	$350,000	$20,000	$1,018,872	—	$156,800	—	$2,979	$1,548,651
General Counsel and Chief	2020	$40,385	—	—	—	—	—	$7,107	$47,492
Compliance Officer	2019	—	—	—	—	—	—	—	—

Patrick Sexton	2021	$425,419	—	$1,529,240	—	$21,667	—	—	$1,976,326
Chief Technology Officer	2020	$253,440	—	—	—	—	—	$1,500	$254,940
	2019	$107,917	—	—	$23,065	—	—	$3,300	$134,282

Greg Standley	2021	$230,000	—	$396,535	—	$51,520	—	—	$678,055
Former Interim Chief	2020	$45,115	—	—	—	—	—	—	$45,115
Financial Officer	2019	—	—	—	—	—	—	—	—

Greg Van de Vere	2021	$41,121	—	—	—	—	—	—	$41,121
Former Chief Financial	2020	$231,854	—	—	$56,665	—	—	—	$288,519
Officer	2019	$157,500	—	—	$38,729	—	—	$6,600	$202,829

____________

(1)       Ms. Baker’s salary reflects the compensation she received beginning on February 8, 2021, the date on which she joined the Company. Mr. Gallagher’s salary reflects the compensation he received beginning on August 16, 2021, the date on which he joined the Company. Mr. Sexton’s salary reflects the reduction in his annual base salary beginning on October 13, 2021, pursuant to the terms of his employment agreement, which was amended on October 13, 2021. Mr. Van de Vere’s salary reflects the compensation he received through January 15, 2021, his date of separation from the Company.

(2)       For Ms. Baker and Mr. Gallagher, the amounts for 2021 represent sign-on bonuses paid as an inducement to join the Company. Each of the sign-on bonuses is subject to repayment in the event that Mr. Gallagher’s or Ms. Baker’s employment is terminated for cause (as defined in the applicable employment agreement) or if he or she chooses to leave the employment of the Company, in each case, within one year of the date of hire. For Mr. Oxholm, the amount for 2021 represents a discretionary cash bonus paid to Mr. Oxholm for his performance in 2021.

(3)       The amounts in these columns represent the aggregate grant date fair value of RSU and PRSU awards made to each applicable named executive officer, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair values for the PRSUs and RSUs do not necessarily correspond to the actual value that will be realized by the named executive officers. Portions of the PRSU award vest over four one-year performance periods from the date of grant. Except for an award of 22,381 to Ms. Baker and an award of 23,532 to Mr. Gallagher, which were fully vested on the date of grant (March 26, 2021 and September 17, 2021, respectively), for Ms. Baker and Messrs. Gallagher and Standley, one-third of the RSU award vests on the first anniversary of the date of grant, and the remaining two-third vest quarterly over two years thereafter. For Messrs. Oxholm and Sexton, one-fourth of the RSU award vests on the first anniversary of the date of the grant, and the remaining three-fourths vest quarterly over three years thereafter. The grant date fair value of the PRSUs and RSUs was calculated using the closing stock price on the date of grant ($11.17 on March 26, 2021, for Messrs. Healy, Oxholm, Standley and Sexton and Ms. Baker, and $8.71 on September 17, 2021 for Mr. Gallagher). The grant date fair value of the PRSU awards assumes (a) that target performance is achieved for the performance period ended December 31, 2021 and (b) 100% vesting of the portion of the PRSU award allocated for the performance period ended December 31, 2021. The specific terms of these awards are discussed in more detail in “Compensation Discussion and Analysis” above.

(4)       This column represents the aggregate grant date fair value, computed in accordance with ASC Topic 718, for options awarded prior to the business combination to certain NEOs in 2019 and 2020 under the Hyliion Inc. 2016 Equity Incentive Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of these stock options can be found under Note 9 to our consolidated financial statements for the year ended December 31, 2021, included in Hyliion’s Annual Report on Form 10-K filed with the SEC on February 24, 2022. Stock option awards vest ratably over four years after the date of grant.

(5)       This column reflects amounts earned by Messrs. Healy, Gallagher, Oxholm, Sexton and Standley and Ms. Baker under our Annual Incentive Plan for the 2021 fiscal year, but that were not actually paid out until March 2022.

(6)       Amounts in this column for 2021 reflect, for Ms. Baker and Mr. Gallagher, company payments to cover relocation expenses. For 2021, the amounts for Messrs. Oxholm, Sexton, Standley and Standley did not reach $10,000 and therefore are not included.

CEO Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, and the ratio of these two amounts. In calculating this ratio, we are required to identify our median employee once every three years and calculate total compensation for that employee each year.

We identified the median employee by examining total compensation (representing base salary and equity awards) for all of our employees, excluding our CEO, who were employed by us on December 31, 2021 because we believe that this measure reasonably reflects the annual compensation of our employees. Of our approximately 216 employees, approximately 198 employees receive equity and approximately 83 are bonus eligible, so using total compensation (representing base salary and equity awards) is representative.

We included all employees, whether employed on a full-time or part-time basis, and did not make any estimates, assumptions or adjustments to any total compensation, except for aggregating total compensation for employees who were not employed with us for all of 2021.

After identifying the median employee based on annualized total compensation, we calculated annual total compensation for such employee for 2021 using the same methodology we used for our NEOs as set forth above in the 2021 Summary Compensation Table. We have estimated the annual total compensation of our median employee, excluding our CEO, to be $128,157. As reported in the 2021 Summary Compensation Table, the total compensation of Mr. Healy, our CEO, was $5,254,750. For 2021, the ratio of the total compensation of our CEO to the estimated median of the annual total compensation of our employees was approximately 41 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Grants of Plan-Based Awards for 2021

The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2021:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock or units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Healy	—	—	650,000	—	—	—	—	—	—	—	—
	3/26/2021	—	—	—	—	375,000	—	—	—	—	$4,188,750
Sherri Baker	—	—	282,762	—	—	—	—	—	—	—	—
	3/26/2021	—	—	—	—	50,000	—	—	—	—	$558,500
	3/26/2021	—	—	—	—	—	—	22,381	—	—	$249,996
	3/26/2021	—	—	—	—	—	—	53,715	—	—	$599,997
Dennis Gallagher	—	—	140,120	—	—	—	—	—	—	—
	9/17/2021	—	—	—	—	23,459	—	—	—	—	$204,328
	9/17/2021	—	—	—	—	—	—	23,532	—	—	$204,964
	9/17/2021	—	—	—	—	—	—	70,435	—	—	$613,489
Jose Oxholm	—	—	245,000	—	—	—	—	—	—	—
	3/26/2021	—	—	—	—	37,500	—	—	—	—	$418,875
	3/26/2021	—	—	—	—	—	—	53,715	—	—	$599,997
Patrick Sexton	—	—	—	33,854	—	—	—	—	—	—	—
	3/26/2021	—	—	—	—	25,000	—	—	—	—	$279,250
	3/26/2021	—	—	—	—	—	—	111,906	—	—	$1,249,990
Greg Standley	—	—	80,500	—	—	—	—	—	—	—
	3/26/2021	—	—	—	—	12,500	—	—	—	—	$139,625
	3/26/2021	—	—	—	—	—	—	23,000	—	—	$256,910
Greg Van de Veere(5)	—	—	—	—	—	—	—	—	—	—	—

____________

(1)       These columns present information about the potential payouts under our Annual Incentive Plan for fiscal year 2021. The actual amount paid for each NEO is reflected above in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For a more detailed description of the related performance measures for these cash incentive awards, see above under “Compensation Discussion and Analysis.”

(2)       This column presents information about the portions of the PRSU awards allocated for the performance period ended December 31, 2021, pursuant to the 2020 Plan. For a more detailed description of the PRSU awards, see above under “Compensation Discussion and Analysis.”

(3)       This column presents information about RSUs awards granted during 2021 pursuant to the 2020 Plan. For a more detailed description of the RSU awards, see above under “Compensation Discussion and Analysis.”

(4)       The amounts shown in this column represent the grant date fair value of the RSU awards and the portion of the PRSU awards allocated for the performance period ended December 31, 2021, as computed in accordance with FASB ASC Topic 718.

(5)       Mr. Van de Vere did not receive payouts under the non-equity incentive plan or any PRSU or RSU awards as a result of his separation from the Company in January 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Thomas Healy
	—	—	—	—	—	—	1,500,000	$2,325,000

Sherri Baker
	—	—	—	—	—	—	200,000	$310,000
	—	—	—	—	53,715	$333,033	—	—
Dennis Gallagher	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	210,959	$145,446
	—	—	—	—	70,435	$436,697	—	—
Jose Oxholm
	—	—	—	—	—	—	150,000	$232,500
	—	—	—	—	53,715	$333,033	—	—
Patrick Sexton	13,661	95,629	$0.16	7/18/2029	—	—	—	—
	—	122,952	$0.23	1/16/2030	—	—	—	—
	—	—	—	—	—	—	100,000	$155,000
	—	—	—	—	111,906	$693,817	—	—
Greg Standley
	—	—	—	—	—	—	50,000	$77,500
	—	—	—	—	23,000	$142,600	—	—
Greg Van de Vere

____________

(1)       Options vest over four years, with 25% vesting on the first anniversary of the vesting commencement date, and 6.25% vesting each quarter thereafter, subject to continued service with us through each applicable vesting date.

Option Grant Date	Vesting Commencement Date	Option Full Vesting Date (options vest over four year period)	Option Expiration Date
7/18/2019	6/3/2019	6/3/2023	7/18/2029
1/16/2020	1/16/2020	1/16/2024	1/16/2030

(2)       This column reflects unvested RSUs granted to the named executive officers as of December 31, 2021. Portions of the PRSU award are allocated over four one-year performance periods from the grant date. PRSUs vest based upon the achievement of certain performance-based metrics for each one-year performance period, as determined by the Compensation Committee. For the first one-year performance period, 1/4 of the applicable portion of the PRSU award vests on the date (the “Determination Date”) on which the Compensation Committee determines that the applicable performance-based metrics have been achieved, and the remaining 3/4 vests upon each of the three anniversaries of the Determination Date thereafter, provided that the NEO remains employed from the grant date through the applicable vesting date. For the second one-year performance period, 1/3 of the applicable portion of the PRSU award vests on the first, second and third anniversaries of Determination Date, provided that the NEO remains employed from the grant date through the applicable vesting date. For the third performance period, 1/2 of the applicable portion of the PRSU award vests on the second and third anniversaries of the Determination Date, provided that the NEO remains employed from the grant date through the applicable vesting date. For the fourth performance period, 100% of the applicable portion of the PRSU award vests on the third anniversary of the Determination Date, provided that the NEO remains employed from the grant date through the applicable vesting date. For Ms. Baker and Messrs. Gallagher and Standley, one-third of the RSU award vests on the first anniversary of the date of grant, and the remaining two-thirds vest quarterly over two years thereafter. For Messrs. Oxholm and Sexton, one- fourth of the RSU award vests on the first anniversary of the date of grant, and the remaining three-fourths vest quarterly over three years thereafter.

(3)       The market value was calculated using the closing price of our common shares of $6.20 as of December 31, 2021.

(4)       This column reflects total PRSU awards, portions of which vest over four one-year performance periods based upon the achievement of certain performance-based metrics, which are determined prior to each one-year performance period. Mr. Van de Vere did not receive a PRSU award prior to his separation from the Company. For a more detailed description of the PRSUs, see above under “Compensation Discussion and Analysis.”

(5)       The market value was calculated using the closing price of our common shares of $6.20 as of December 31, 2021 and represents the market value of the portion of the PRSU award allocated to each NEO for the one-year performance period ended December 31, 2021 (Mr. Healy, 375,000; Ms. Baker, 50,000; Mr. Gallagher, 23,459; Mr. Oxholm, 37,500; Mr. Sexton, 25,000; and Mr. Standley, 12,500).

Option Exercises and Stock Vested During Fiscal 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas Healy	—	—	—	—
Sherri Baker	—	—	22,381	257,158
Dennis Gallagher	—	—	23,532	147,781
Jose Oxholm	—	—	—	—
Patrick Sexton	218,579	1,871,582	—	—
Greg Van de Vere	1,311,480	18,409,518	—	—
Greg Standley	—	—	—	—

____________

(1)      Stock Awards includes RSU awards that vested in full on the grant date. The value realized is calculated by multiplying the number of shares of stock by the market value of the underlying securities on the vesting date.

Potential Payments Upon Termination or Change of Control

Assuming the employment of each NEO was terminated under each of the following circumstances on December 31, 2021, payments made would have the following values based upon the closing price of our common stock of $6.20 as of December 31, 2021:

Name	Voluntary Without Good Reason ($)	Involuntary With Cause ($)	Voluntary With Good Reason ($)	Involuntary Without Cause ($)	Death/Disability ($)	Change in Control ($)
Thomas Healy
Salary/Bonus	—	—	$1,950,000	$1,950,000	—	—
Stock Options	—	—	—	—	—	—
Performance-based awards(1)	—	—	—	—	—	$9,300,000
RSUs	—	—	—	—	—	—
Sherri Baker
Salary/Bonus	—	—	$425,000	$425,000	—	—
Stock Options	—	—	—	—	—	—
Performance-based awards(1)	—	—	—	—	—	$1,240,000
RSUs	—	—	—	—	$333,033	$333,033
Dennis Gallagher
Salary/Bonus	—	—	$500,000	$500,000	—	—
Stock Options	—	—	—	—	—	—
Performance-based awards(1)	—	—	—	—	—	$1,307,946
RSUs	—	—	—	—	$436,697	$436,697
Jose Oxholm
Salary/Bonus	—	—	$350,000	$350,000	—	—
Stock Options	—	—	—	—	—	—
Performance-based awards(1)	—	—	—	—	—	$930,000
RSUs	—	—	—	—	$333,033	$333,033
Patrick Sexton
Salary/Bonus	—	—	$325,000	$325,000	—	—
Stock Options	—	—	—	—	$1,311,623	—
Performance-based awards(1)	—	—	—	—	—	$620,000
RSUs	—	—	—	—	$693,817	$693,817
Greg Standley
Salary/Bonus	—	—	—	—	—	—
Stock Options	—	—	—	—	—	—
Performance-based awards(2)	—	—	—	$310,000	$310,000	—
RSUs	—	—	—	—	—	—

____________

(1)      For all outstanding performance-based awards, we have assumed that the payouts of the awards will be made at target levels. In reality, the payouts may be lower depending upon the actual level of performance achieved.

(2)      Pursuant to the PRSU award agreements, a pro-rata portion of the PRSUs will pay out at performance level, which we assume to be target for these purposes, in the event of death, disability, or termination without cause.

Employment Agreements with Named Executive Officers

In 2020 and 2021 we entered into an employment agreement with each of our named executive officers except for Mr. Standley as described below. In February 2022, we entered into amended the employment agreements with the following named executive officers: Thomas Healy, Sherri Baker, Dennis Gallagher, Jose Oxholm and Patrick Sexton. The amendments increase the flexibility of the Compensation Committee to provide market compensation to the Company’s executives, specifically in relation to the value and number of shares of annual time-based equity awards granted to each of the executives under the 2020 Plan. All other terms and conditions of the employment agreements remained unchanged.

Thomas Healy

We entered into an employment agreement with Mr. Healy on December 2, 2020, which was effective as of October 1, 2020 (the date that we closed the business combination) and was amended and restated on February 24, 2022. Mr. Healy’s employment agreement provides for an initial three-year term ending on October 1, 2023, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Pursuant to the terms of his employment agreement, Mr. Healy receives an annual base salary of $650,000 and is eligible for discretionary cash bonuses.

Subject to the approval of the Compensation Committee, the employment agreement states that Mr. Healy is eligible to receive (i) annual time-based restricted stock unit awards, in each case covering a number of shares of our common stock determined by the Compensation Committee in its sole discretion, and (ii) a one-time performance-based restricted stock unit award covering 1,500,000 shares of our common stock. Pursuant to the terms of his original employment agreement, the annual time-based restricted stock unit award vests over a four-year period, with 25% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Healy’s employment agreement) following the grant date, and 6.25% vesting on each quarterly vesting date thereafter, subject to Mr. Healy’s continuous service through each applicable vesting date. Pursuant to the terms of his amended and restated employment agreement, going forward, each time-based award (if any) will vest over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Healy’s employment agreement) following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Mr. Healy’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Board’s compensation committee prior to the grant date, during the period from October 1, 2020 through December 31, 2025, subject to Mr. Healy’s continuous service through each applicable vesting date. The employment agreement provides that Mr. Healy will be eligible for certain severance payments and benefits in connection with specified qualifying terminations, as more fully described below under “Potential Payments and Benefits upon Termination or Change in Control.”

Sherri Baker

We entered into an employment agreement with Ms. Baker on January 11, 2021, which was effective as of February 8, 2021 and was amended and restated on February 24, 2022. Ms. Baker’s employment agreement provides for an initial three-year term ending on February 8, 2024, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Pursuant to the terms of her employment agreement, Ms. Baker receives an annual base salary of $425,000 and an annual cash bonus with a target equal to 75% of her base salary, based upon achievement of performance goals established by the Compensation Committee. Ms. Baker’s employment agreement also provides for a $350,000 sign-on bonus, which is subject to repayment in the event Ms. Baker’s employment is terminated for cause or by Ms. Baker without good reason, in each case within one year of her appointment.

Ms. Baker is eligible to receive (i) annual time-based restricted stock unit awards, with the first annual time-based award covering such number of shares of our common stock with a grant date value equal to $600,000 and each subsequent annual time-based award covering a number of shares, as the Board and the Compensation Committee shall determine at their discretion, and (ii) a one-time performance-based restricted stock unit award covering 200,000 shares of our common stock. Each time-based award will vest over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Ms. Bakers continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Compensation Committee prior to the grant date, during the period from February 8, 2021 through December 31, 2024, subject to Ms. Baker’s continuous service through each applicable vesting date. The employment agreement provides that Ms. Baker will be eligible for certain severance payments and benefits in connection with specified qualifying terminations, as more fully described below under “Potential Payments and Benefits upon Termination or Change in Control.”

Dennis Gallagher

We entered into an employment agreement with Mr. Gallagher on August 10, 2021, which was effective as of August 16, 2021 and was amended and restated on February 24, 2022. Mr. Gallagher’s employment agreement provides for an initial three-year term ending on August 16, 2024, and automatically renews for successive 12-month terms thereafter unless either party notifies the other of non-renewal at least 180 days prior to the expiration of any then-existing term. Pursuant to the terms of his employment agreement, Mr. Gallagher receives an annual base salary of $500,000 and an annual cash bonus with a target equal to 75% of his base salary, based upon achievement of performance goals established by the Compensation Committee. Mr. Gallagher’s employment agreement also provides for a $100,000 sign-on bonus, which is subject to repayment in the event Mr. Gallagher’s employment is terminated for cause (as defined in Mr. Gallagher’s employment agreement) or by Mr. Gallagher without good reason, in each case within one year of his appointment. Pursuant to the terms of his employment agreement, Mr. Gallagher was granted two one-time stock awards covering a number of shares of our common stock with a grant date value equal to (i) $235,324, which was immediately 100% vested upon grant, and (ii) $441,606 which vests over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Gallagher’s employment agreement) following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Mr. Gallagher’s continuous service through each applicable vesting date. Each of the foregoing awards are subject to repayment in the event that Mr. Gallagher is terminated for cause (as defined in Mr. Gallagher’s employment agreement) or if he chooses to leave the employment of the Company, in each case within two years from the date such award was granted.

Mr. Gallagher is eligible to receive (i) annual time-based restricted stock unit awards, the first covering a number of shares of our common stock with a grant date value equal to $700,000, and future awards covering such number of shares as the Board and the Compensation Committee shall determine at their discretion; and (ii) a one-time performance based restricted stock unit ward with a target of 250,000 performance-based restricted stock units. Each time-based award will vest over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Gallagher’s employment agreement) following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Mr. Gallagher’s continuous service through each applicable vesting date. The performance-based awards will vest based upon the achievement of objective performance criteria, as determined by the Compensation Committee prior to the grant date, during the period from August 16, 2021 through December 31, 2024, subject to Mr. Gallagher’s continuous service through each applicable vesting date. The employment agreement provides that Ms. Baker will be eligible for certain severance payments and benefits in connection with specified qualifying terminations, as more fully described below under “Potential Payments and Benefits upon Termination or Change in Control.”

Jose Oxholm

We entered into an employment agreement with Mr. Oxholm on November 16, 2020, which was effective as of November 16, 2020 and was amended and restated on February 24, 2022. Mr. Oxholm’s employment agreement provides for an initial four-year term ending on December 31, 2024, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Pursuant to the terms of his employment agreement, Mr. Oxholm receives an annual base salary of $350,000 and is eligible for discretionary cash bonuses.

Mr. Oxholm is eligible to receive (i) annual time-based restricted stock unit awards, with the first annual time-based award covering such number of shares of our common stock with a grant date value of $600,000 and each subsequent annual time-based award covering a number of shares as the Board and the Compensation Committee shall determine at their discretion, and (ii) a one-time performance-based restricted stock unit award covering 150,000 shares of our common stock. Pursuant to the terms of his original employment agreement, Mr. Oxholm’s 2021 annual time-based restricted stock unit award vests over a four-year period, with 25% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Oxholm’s employment agreement) following the grant date, and 6.25% vesting on each quarterly vesting date thereafter, subject to Mr. Oxholm’s continuous service through each applicable vesting date. Pursuant to the terms of his amended and restated employment agreement, going forward, each time-based award will vest over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Oxholm’s employment agreement) following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Mr. Oxholm’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria as determined by the Compensation Committee prior to the grant date, during the period from November 16, 2020 through December 31, 2025, subject to Mr. Oxholm’s continuous service through each applicable vesting date. The employment agreement provides that Mr. Oxholm will be eligible for certain severance payments and benefits in connection with specified qualifying terminations, as more fully described below under “Potential Payments and Benefits upon Termination or Change in Control.”

Patrick Sexton

We entered into an employment agreement with Mr. Sexton on December 2, 2020, which was effective as of October 1, 2020 (the date that we closed the business combination). We entered into an amendment to Mr. Sexton’s employment agreement on October 13, 2021, which reduced Mr. Sexton’s annual base salary in connection with a reduction in the scope of his duties and responsibilities. Mr. Sexton’s employment agreement was amended and restated on February 24, 2022. Mr. Sexton’s employment agreement provides for an initial three-year term ending on October 1, 2023, and automatically renews for successive 12-month terms thereafter unless at least 180 days prior to the expiration of any then-existing term either party notifies the other of non-renewal. Pursuant to the terms of his employment agreement, Mr. Sexton receives an annual base salary of $325,000 and is eligible for discretionary cash bonuses.

Pursuant to the terms of his original employment agreement, Mr. Sexton received an annual time-based restricted stock award covering a number of shares of our common stock with a grant date value equal to $1,250,000. Pursuant to the terms of his amended employment agreement, Mr. Sexton is eligible to receive (i) annual time-based restricted stock unit awards, with the first annual time-based award covering a number of shares of our common stock with a grant date value equal to $400,000 and each subsequent annual time-based award covering a number of shares of our common stock as the Board and the Compensation Committee shall determine at their discretion, and (ii) a one-time performance-based restricted stock unit award covering 100,000 shares of our common stock. Pursuant to the terms of his original employment agreement, Mr. Sexton’s 2021 annual time-based restricted stock unit award vests over a four-year period, with 25% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Sexton’s original employment agreement) following the grant date, and 6.25% vesting on each quarterly vesting date thereafter, subject to Mr. Sexton’s continuous service through each applicable vesting date. Pursuant to the terms of his amended and restated employment agreement, going forward, each time-based award will vest over a three-year period, with 33.33% vesting on the one-year anniversary of the first quarterly vesting date (as defined in Mr. Sexton’s employment agreement) following the grant date, and 8.33% vesting on each quarterly vesting date thereafter, subject to Mr. Sexton’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Compensation Committee prior to the grant date, during the period from October 1, 2020 through December 31, 2025, subject to Mr. Sexton’s continuous service through each applicable vesting date. The employment agreement provides that Mr. Sexton will be eligible for certain severance payments and benefits in connection with specified qualifying terminations, as more fully described below under “Potential Payments and Benefits upon Termination or Change in Control.”

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors and persons holding more than 10% of our common stock are required to file with the SEC and the NYSE reports of initial ownership of our common stock and changes in ownership of such common stock. Based on our review, we have determined that all of our directors and executive officers complied with the Section 16(a) with the exceptions of two Form 4 filings that were inadvertently made late for Patrick Sexton and one Form 4 filing that was inadvertently made late for Thomas Healy.

OTHER INFORMATION

Expense of Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Our solicitor, Morrow Sodali, may solicit proxies by personal interview, mail, telephone, and electronic communications. We will pay Morrow Sodali $6,500 plus variable amounts for additional proxy solicitation services. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Company employees without additional compensation.

Other Matters

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

Stockholder Proposals for 2023

To be considered for inclusion in the proxy statement and proxy card for the 2023 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Corporate Secretary of the Company, at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than December 31, 2022. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement; any submitted stockholder proposal must comply with the requirements of Rule 14a-8.

Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders’ meeting or to bring proposals before an annual stockholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Corporate Secretary of the Company regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2023 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Corporate Secretary of the Company no earlier than the close of business January 10, 2023 and no later than the close of business February 9, 2023. However, if the 2023 Annual Meeting is more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the 2022 Annual Meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the closing of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding and Availability of Proxy Materials

A copy of Annual Report to Stockholders accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each organization whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2021 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact IR@hyliion.com, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2021 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting https://www.cstproxy.com/hyliion/2022. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to 1 State Street, Proxy Services New York, NY 10004, proxy@continentialstock.com, 917-262-2373. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own shares in street name, you can also register to receive all future stockholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at https://www.cstproxy.com/hyliion/2022. Electronic delivery of stockholder communications helps save Hyliion money by reducing printing and postage costs.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY HYLIION HOLDINGS CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 9, 2022. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Annual Meeting, you will need your 12 digit control number to vote electronically at the Annual Meeting. To attend: https://cstproxy.com/hyliion/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” “ONE YEAR” UNDER PROPOSAL 4. Please mark your votes like this 1. Election of Directors. NOMINEES (1) Andrew Card, Jr. (2) Jeffrey Craig (3) Howard Jenkins (4) Stephen Pang FOR nominees listed to the left WITHHOLD AUTHORITY to vote for nominees listed to the left FOR ALL EXCEPT2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year ended December 31, 2022. FOR AGAINST ABSTAIN 3. Advisory Vote on Executive Compensation. FOR AGAINST ABSTAIN 4. Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation. (1) Every ONE Year (2) Every TWO Years (3) Every THREE Years ONE YEAR TWO YEARS THREE YEARS ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and Strike a line through that nominee’s name in the list above) NOTE: To address such other matters as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof. CONTROL NUMBER Signature_______________________________________Signature, if held jointly_____________________________________Date___________, 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://cstproxy.com/hyliion/2022 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HYLIION HOLDINGS CORP. The undersigned appoints Thomas Healy, Sherri Baker and Jose Oxholm, and each them as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Hyliion Holdings Corp. held of record by the undersigned at the close of business on March 18, 2022 at the Annual Meeting of Stockholders of Hyliion Holdings Corp. to be held on May 10, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3, AND IN FAVOR OF “ONE YEAR” UNDER PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)